Exhibit 15.5
Consent of RungePincockMinarco Limited

EXHIBIT 15.5
CONSENT OF RUNGEPINCOCKMINARCO LIMITED
165 South Union Blvd, Suite 950, Denver, CO 80228-2226

November 26, 2014

CONSENT OF EXPERT

VIA EDGAR

United States Securities and Exchange Commission:

RE:	Tasman Metals Ltd. Annual Report on Form 20-F for the year ended August 31, 2014 (the "Annual Report") and Management's Discussion and Analysis for the Year Ended August 31, 2014 (the "2014 MD&A").

To Whom It May Concern:

We refer to the following (collectively the "Reports") all of which are referenced in the Annual Report, the 2014 MD&A, and/or documents incorporated by reference therein:

1.
The amended and restated technical report entitled "Amended and Restated Preliminary Economic Assessment NI 43-101 Technical Report for the Norra Kärr (REE - Y - Zr) Deposit, Gränna, Sweden" dated July 9, 2013, which we prepared (the "Norra Kärr PEA Report"); and

2.	The technical report entitled "NI 43-101 Technical Report, Norra Karr REE - Zirconium Deposit, Granna, Sweden" dated January 20, 2011, which we prepared (the "Technical Report").

We hereby consent to the use of our name and the Reports, and summaries thereof, and inclusion and incorporation by reference thereof and information derived from such Reports in the Annual Report, the 2014 MD&A, and/or Tasman Metals Ltd.'s Registration Statement on Form F-3 (File No. 333-190863) filed with the United States Securities and Exchange Commission.

Yours truly,
RungePincockMinarco Limited

/s/  Tim J. Swendseid
Signature

Tim J. Swendseid
Print Name

President, Consulting Services-Americas
Print Title